SEVERANCE AGREEMENT
          SEVERANCE AGREEMENT (this “Agreement”) dated as of August 24, 2006, by and between BIOSCRIP, INC. (f/k/a MIM Corporation), a Delaware corporation, with its principal place of business at 100 Clearbrook Road, Elmsford, New York 10523 (hereinafter referred to as the “Company”), and Barry A. Posner, residing at 2350 Broadway, Apt. 701A, New York NY 10024 (hereinafter referred to as the “Executive”).
          WHEREAS, the Executive and the Company are parties to an employment agreement dated as of March 1, 1999 (as amended to date, the “Employment Agreement”);
          WHEREAS, the Employment Agreement expired by its terms on March 31, 2006;
          WHEREAS, the Executive continues to remain employed by the Company on an “at will” basis; and
          WHEREAS, the Company wishes to provide Executive with the severance payment protection set forth in this agreement upon the termination of the Executive’s employment with the Company;
Accordingly, the parties hereto agree as follows:
     1. Severance upon Death or Disability.
         1.1. Termination upon Death. If the Executive dies while employed by the Company: (i) the Executive’s estate or beneficiaries shall be entitled to receive any salary and other benefits (including bonuses awarded or declared but not yet paid) earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination; (ii) all fully vested and exercisable stock options (“Options”) previously or hereafter granted by the Company to Executive under any bonus program and held by the Executive may be exercised by his estate for a period of one (1) year from and after the date of the Executive’s death; (iii) all performance shares (“Performance Shares”) granted to the Executive under any bonus program shall vest in favor of the Executive’s estate; (iv) any shares of common stock granted (“Stock Grants”) to Executive under any bonus program that are subject to forfeiture shall become non-forfeitable and shall be fully vested and transferable; and (v) the Executive’s estate and beneficiaries shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder. Notwithstanding anything to the contrary contained in this Section 1.1, it is expressly understood and agreed that nothing in the foregoing clause (v) shall restrict the ability of the Company to amend or terminate any benefits plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage under such benefit plans and programs after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive’s services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements).
          1.2. Severance upon Disability. Upon termination of employment by virtue of Executive’s disability, (i) the Executive shall receive salary and other benefits (including bonuses awarded but not yet paid) earned and accrued prior to the effective date of the termination of employment and reimbursement for expenses incurred prior to the effective date of the termination of employment; (ii) all fully vested and exercisable Options previously or hereafter granted and held by the Executive may be exercised by the Executive or his estate or beneficiaries for a period of one (1) year from and after the date of the Executive’s disability; (iii) all Performance Shares granted to the Executive under any bonus program shall vest in favor of the Executive; (iv) any Stock Grants made to Executive under any bonus program that are subject to forfeiture shall become non-forfeitable and shall be fully vested and transferable; and (v) if the Executive’s disabilities shall continue for a period of six (6) months after his termination, the Executive shall receive for a period for two (2) years after termination of employment (A) the annual salary that the Executive was receiving at the time of such termination of employment (“Annual Salary”), less the gross proceeds paid to the Executive on account of Social Security or other similar benefits and Company provided long-term disability insurance, payable in accordance with the customary payroll practices of the Company applicable to senior executives, in installments not less frequently than monthly; and (B) such continuing coverage under the benefit plans and programs the Executive would have received in the absence of such termination, including, without limitation, coverage under any health insurance plans or programs which are available or provided to senior executives of the Company generally, in each case to the extent that the Executive is eligible under the terms of such plans or programs; it being expressly understood and agreed that nothing in this clause

(v) shall restrict the ability of the Company to amend or terminate such benefits plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage under such benefit plans and programs after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive’s services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); and (vi) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.
     2. Severance in the Event of Certain Terminations of Employment
          2.1. Termination for “Cause”; Termination of Employment by the Executive Without Good Reason.
           2.1.1. For purposes of this Agreement, “Cause” shall mean (i) the Executive’s conviction of a felony or a crime of moral turpitude; or (ii) the Executive’s commission of unauthorized acts intended to result in the Executive’s personal enrichment at the material expense of the Company; or (iii) the Executive’s material violation of the Executive’s duties or responsibilities to the Company which constitute willful misconduct or dereliction of duty.
           2.1.2. If the Company terminates the Executive for Cause, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded or declared but not yet paid) earned and accrued prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment); (ii) the Executive shall be entitled to retain only those Performance Shares which shall have vested on or prior to the date of termination under this Section 2.1; (iii) all vested and unvested options shall lapse and terminate immediately and may no longer be exercised; (iv) all Performance Units shall terminate immediately; (v) any Restricted Stock Units shall terminate immediately; (vi) any Stock Grants made to Executive under any bonus program that are subject to forfeiture shall be immediately forfeited; and (vii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

               2.1.3. The Executive may terminate his employment other than for Good Reason (as defined in Section 2.2.1 hereof) upon written notice to the Company which specifies an effective date of termination not less than 30 days from the date of such notice. If the Executive terminates his employment other than for Good Reason under this Section 2.1.3: (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded or declared but not yet paid) earned and accrued prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment); (ii) all fully vested and exercisable options granted by the Company to the Executive under any bonus program or otherwise and held by the Executive may be exercised by the Executive for a period of 30 days from and after the date of the Executive’s effective date of termination; (iii) Performance Shares shall lapse and terminate immediately; (iv) any Stock Grants made to Executive under any bonus program that are subject to forfeiture shall be immediately forfeited; and (v) the Executive shall have no further rights to any compensation or other benefits hereunder on or after the termination of employment, or any other rights hereunder.
               2.2. Termination Without Cause; Termination for Good Reason. For purposes of this Agreement, “Good Reason” shall mean the existence of any one or more of the following conditions that shall continue for more than 45 days following written notice thereof by the Executive to the Company: (i) the material change in or reduction of the Executive’s authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive’s position or positions with the Company; (ii) a reduction in the Executive’s then current Annual Salary without the Executive’s consent; or (iii) the relocation of the Executive’s principal location of employment more than fifty (50) miles from the Executive’s current site without the Executive’s consent.
               2.2.1. If the Company terminates the Executive’s employment without Cause or if the Executive terminates his employment for Good Reason: (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this

Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment); (ii) the Executive shall receive for two (2) years after termination of employment, (A) the Annual Salary that the Executive was receiving at the time of such termination of employment, payable in accordance with the customary payroll practices of the Company applicable to senior executives, in installments not less frequently than monthly, and (B) such continuing coverage under the benefit plans and programs the Executive would have received in the absence of such termination, including, without limitation, coverage under any health insurance plans or programs which are available or provided to senior executives of the Company generally, in each case to the extent that the Executive is eligible under the terms of such plans or programs; it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such benefits plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage under such benefit plans and programs after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive’s services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested Options previously or hereafter granted to the Executive and held by the Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and the Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended; (iv) all Performance Shares granted under any bonus program , shall vest and become immediately payable at any time and from time to time from and after the termination date at the then applicable target rate set forth in the applicable bonus program; (v) any Stock Grants made to Executive under any bonus program that are subject to forfeiture shall become non-forfeitable and shall be fully vested and transferable; and (vi) all Performance Shares granted under any bonus program shall vest and become immediately transferable free of any restrictions on transferability of the Performance Shares (other than restrictions on transfer imposed under Federal and state securities laws) by the Executive and all other restrictions imposed thereon shall cease, other than those restrictions, limitations and/or obligations contained in the applicable bonus program that expressly survive the termination of the Executive’s employment with the Company; and (vi) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.
          3. Other Provisions.
               3.1. Severability. If it is determined that any of the provisions of this Agreement, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions thereof.
               3.2. Enforceability; Jurisdictions. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by Executive and the Company (or its subsidiaries or affiliates, where applicable) shall be submitted to arbitration in New York, New York in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company (or its subsidiaries or affiliates, where applicable) and Executive and judgment may be entered on the arbitrator(s)’ award in any court having jurisdiction. The cost of any arbitration hereunder shall be borne by the Company.
               3.3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:
               (i) If to the Company, to:
BioScrip, Inc.
100 Clearbrook Road
Elmsford, New York 10523
Attention: Assistant General Counsel
               (ii) If to the Executive, to:
Barry A. Posner
2350 Broadway, Apt. 701A

New York, NY 10024
Any such person may by notice given in accordance with this Section 3.3 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.
               3.4. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
               3.5. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
               3.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAW.
               3.7. Assignment. This Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, consolidation or otherwise, the Company (without limiting the Executive’s rights under Section 2.3) may assign this Agreement and its rights hereunder.
               3.8. Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.
               3.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.
               3.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.
               3.11. Survival. Anything contained in this Agreement to the contrary not withstanding, the provisions hereof shall survive any termination of the Executive’s employment hereunder.
               3.12. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
               3.13. Supersedes Prior Agreements. Upon execution and delivery of this Agreement, this Agreement shall supersede in its entirety any and all prior agreements with respect to the Company’s and the Executive’s respective rights and obligations upon the termination of the Executive’s employment with the Company.
               3.14. Mitigation. The Executive shall have no duty to mitigate, and any compensation he may earn from a subsequent employer or entity shall not act as an offset against the company’s obligations to Executive under thus Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

BIOSCRIP, INC.

By:	/s/ Richard H. Friedman Richard H. Friedman	/s/ Barry A. Posner Barry A. Posner
Chief Executive Officer

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